UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2019

CIM Real Estate Finance Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54939	27-3148022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2398 East Camelback Road, 4th Floor, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement
As previously disclosed, CIM Real Estate Finance Trust, Inc. (formerly known as Cole Credit Property Trust IV, Inc.) (the “Company”) intends to pursue a more diversified investment strategy across the capital structure, ultimately as a mortgage real estate investment trust (“REIT”), by balancing the Company’s existing core of necessity commercial real estate assets leased to creditworthy tenants under long-term net leases with a portfolio of commercial mortgage loans and other credit investments in which the Company’s sponsor and its affiliates have expertise. In order to execute on this strategy, over the next 12-24 months the Company intends, subject to market conditions, to sell a substantial portion of its anchored shopping centers and certain single-tenant properties and redeploy the proceeds from those sales into the origination, participation in, and acquisition of commercial mortgage loans and other commercial real estate debt investments, commercial mortgage backed securities (“CMBS”), corporate credit investments, and other commercial real estate investments.
Pursuant to the Company’s strategy, on September 3, 2019 (the “Effective Date”), certain subsidiaries (collectively, the “Seller”) of the Company entered into an Agreement of Purchase and Sale (the “Purchase and Sale Agreement”) with Realty Income Corporation (NYSE: O) (the “Purchaser”), a company not affiliated with the Seller, to sell to the Purchaser 454 single-tenant properties, for which the Seller will receive, in the aggregate, approximately $1.25 billion in total consideration at closing. The consideration will be paid mainly in cash, subject to the Purchaser’s option to seek the assumption of certain existing debt, of which it currently anticipates to assume $131 million.
The material terms of the Purchase and Sale Agreement include: (i) a first deposit from the Purchaser of $10 million due within two business days after the Effective Date, which shall be non-refundable to the Purchaser (except as otherwise provided in the Purchase and Sale Agreement) after the expiration of a 60-day due diligence period, which begins on the Effective Date; (ii) Purchaser’s right to terminate the Purchase and Sale Agreement by delivering written notice to the Seller for any reason or no reason at any time before the expiration of the due diligence period, in which event the first deposit shall be returned to the Purchaser; (iii) a second deposit from the Purchaser of $40 million due within one business day after the expiration of the due diligence period; (iv) an initial closing date within 30 days following the expiration of the 60-day due diligence period; (v) limited rights to exclude one or more properties from the sale as a result of certain findings or circumstances detailed in the Purchase and Sale Agreement; and (vi) certain rights to delay the closing of one or more properties if reasonably needed to allow for the anticipated loan assumptions or to satisfy other specific requirements that may be determined to be applicable to such delayed closing properties. The Company is joining the Purchase and Sale Agreement for the limited purpose of providing credit support for certain obligations of the Seller as further detailed in the Purchase and Sale Agreement. The Purchase and Sale Agreement also contains additional covenants, representations and warranties, indemnifications, and other provisions that are customary for real estate purchase and sale agreements.
The Company anticipates paying a disposition fee based on the contract sales price of the properties to the Company’s affiliated advisor, CIM Real Estate Finance Management, LLC (the “Advisor”) pursuant to the Company’s Management Agreement with the Advisor. The Company anticipates closing the majority of the transaction during the fourth quarter of 2019, and as the loan assumptions noted above occur subsequent closings are expected to be completed by the end of the second quarter of 2020. The Company can give no assurance that the closing will occur within this timeframe, or at all.
Following the final close of the transaction, the Company’s portfolio is expected to consist of 503 tenant concepts encompassing approximately 20.1 million gross rentable square feet of commercial space across 43 states. Those assets are 93.9% leased with a weighted average lease term of 8.5 years and represent 33 industry sectors.
The Company anticipates repayment of certain debt and redeploying the net sale proceeds into the origination, participation in, and acquisition of commercial mortgage loans and other commercial real estate debt investments, CMBS, corporate credit investments, and other commercial real estate investments pursuant to the Company’s strategy to ultimately transition to a mortgage REIT.
The foregoing summary description of the Purchase and Sale Agreement is not complete and is qualified in its entirety by the actual terms of the Purchase and Sale Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.
Attached to this Form 8-K as Exhibit 99.1 is a press release issued on September 3, 2019 related to the Purchase and Sale Agreement.

The information furnished under Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Agreement of Purchase and Sale, dated as of September 3, 2019, by and between certain indirect subsidiaries of CIM Real Estate Finance Trust, Inc. and Realty Income Corporation.
99.1	Press Release issued September 3, 2019 related to the Purchase and Sale Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2019	CIM REAL ESTATE FINANCE TRUST, INC.
	By:	/s/ Nathan D. DeBacker
	Name:	Nathan D. DeBacker
	Title:	Chief Financial Officer and Treasurer
(Principal Financial Officer)

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